UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2013

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL		32258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Completion of Senior Convertible Notes Offering

On August 14, 2013, Web.com Group, Inc. (the “Company”) completed its registered underwritten public offering of $258.75 million aggregate principal amount of its 1.00% Senior Convertible Notes due 2018 (such notes, the “Notes,” and such offering, the “Offering”) pursuant to the underwriting agreement with Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., described in Item 8.01 below.

The Notes sold in the Offering include $33.75 million aggregate principal amount of Notes sold to the underwriters pursuant to their 30-day option to purchase Notes to cover over-allotments, which was exercised in full on August 12, 2013.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2013, which was effective upon filing (Registration No. 333-190479), including the prospectus supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act dated August 8, 2013, to the prospectus contained in the registration statement (the “Registration Statement”).

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of August 14, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of August 14, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on August 15, 2018 (the “Maturity Date”), unless earlier redeemed or purchased by the Company or converted. The notes will be senior unsecured obligations of the Company and will bear interest at a rate of 1.00% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2014.

Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding May 15, 2018 in multiples of $1,000 principal amount only upon the occurrence of certain circumstances. On or after May 15, 2018, Holders may convert all or a portion of their Notes in multiples of $1,000 principal amount at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

On or after August 20, 2016, the Company may redeem for cash all or part of the Notes, at its option, if the last reported sale price of its common stock for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period ending within five trading days immediately preceding the date on which the Company provides notice of redemption exceeds 130% of the applicable conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If a Fundamental Change (as defined in the Indenture) occurs at any time, subject to certain conditions, holders may require the Company to purchase all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

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The conversion rate for the Notes is initially 28.5714 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $35.00 per share of common stock, representing a conversion premium of approximately 24.3% over the last reported sale price of $28.16 per share of the Company’s common stock on the NASDAQ Global Select Market on August 8, 2013. The conversion rate is subject to adjustment in certain events, such as distributions, dividends and stock splits. In addition, upon a Make-Whole Adjustment Fundamental Change (as defined in the Indenture) or redemption notice, the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change or such redemption notice. In addition, holders who convert in connection with a redemption notice will also receive accrued and unpaid interest (unless such conversion occurs after a record date and on or prior to the related interest payment date).

The Indenture contains customary events of default including: (a) the failure to pay the principal of any Note when due; (b) the failure to pay or deliver, as the case may be, the conversion obligation owing upon conversion of any Note within five business days; (c) the failure to pay any interest on any Note when due, and such failure continues for 30 days; (d) the failure to pay the fundamental change purchase price or redemption price of any Note when due; (e) the failure to provide timely notice of a specified corporate transaction, a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of the Indenture; (f) the failure to comply with other covenants in the Indenture for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding; (g) the failure to pay when due or upon acceleration of certain indebtedness and other payment obligations in an outstanding principal amount, individually or in the aggregate, in excess of $20 million, which failure is not cured or acceleration is not rescinded within 30 days after notice thereof from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding; (h) the failure to pay certain judgments in excess of $20 million; and (i) certain events of bankruptcy, insolvency, or reorganization of the Company or any Significant Subsidiary (as defined in the Indenture) occur.

If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes for a specified period.

The indenture provides that the Company shall not consolidate with or merge with or into another person, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to, another person, unless (a) the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (b) immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture and the Form of Note are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 8, 2013, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. (the “Underwriters”), pursuant to which the Company agreed to sell $225.0 million aggregate principal amount of 1.00% Senior Convertible Notes due 2018 and, at the option of the Underwriters, up to an additional $33,750,000 million aggregate principal amount of 1.00% Senior Convertible Notes due 2018. The Underwriters exercised this option in full on August 12, 2013.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that net proceeds from the Offering will be approximately $251.4 million, after deducting the underwriters’ discounts and estimated transaction expenses associated with the Offering payable by the Company. The Company intends to use the net proceeds from the offering to repay $43.0 million of indebtedness under its revolving credit facility and $208.0 million of indebtedness under its first lien term loans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 8, 2013, by and among the Company, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.
4.1	Indenture, dated August 14, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.
4.2	First Supplemental Indenture, dated August 14, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee (including the form of 1.00% Senior Convertible Note due 2018).
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB.COM GROUP, INC.

Date: August 14, 2013	By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 8, 2013, by and among the Company, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.
4.1	Indenture, dated August 14, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee.
4.2	First Supplemental Indenture, dated August 14, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee (including the form of 1.00% Senior Convertible Note due 2018).
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)

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